Exhibit 99.1

FOR IMMEDIATE RELEASE
January 5, 2006

For more information:
Mary C. Buhay
Senior Vice President, Corporate Communications
Medialink Worldwide Incorporated
Tel: (212) 682 8300
mbuhay@medialink.com

MEDIALINK ANNOUNCES TELETRAX MANAGEMENT CHANGE

Moskowitz, Nobbs Assume Management Duties; New TV Syndicator Contract Signed

NEW YORK, January 5, 2006 -Medialink Worldwide Incorporated (Nasdaq: MDLK) announced today that J. Graeme McWhirter, chairman and chief executive officer of its Teletrax™ subsidiary, has stepped down from his executive role and will become a consultant to devote his efforts to an array of key Company initiatives and to assist in the search for a successor. McWhirter has also relinquished his responsibilities as Executive Vice President and a director of Medialink.

Teletrax continued to implement key elements of its aggressive growth strategy by recently expanding its television tracking and business intelligence service to cover the top U.S. 125 television markets, in addition to its global coverage. As Teletrax enters the next phase of its business cycle, a new chief executive with proven sales and marketing skills and extensive industry experience will be sought to further accelerate growth.

"We have reached a number of significant milestones with this remarkable video content rights management system," said McWhirter. "I believe we have achieved impressive progress with Teletrax, which now provides critical and unique business information to a host of the world’s most important television broadcasting, news and direct response advertising companies, and for this I am proud. I will remain closely involved with both Medialink and Teletrax to ensure that I continue to contribute to the growing success of both the Medialink marketing communications business and Teletrax."

While the recruitment of a replacement is underway, Mr. McWhirter’s principal duties will be assumed by Laurence Moskowitz, chairman, president and chief executive officer of Medialink, and Andy Nobbs, president of Teletrax.

"We are exceedingly grateful for Graeme’s extraordinarily vital contributions to both Teletrax and the company at large over nearly 19 years," said Moskowitz. "As a co-founder of the company, he served with unique distinction as Chief Financial Officer through our venture capital funding and our initial public offering. He is universally respected for his business acumen, his insightfulness and his humanity. He took on one of our most exciting business initiatives, Teletrax, during its infancy and guided it to the successful stage on which it enters 2006."

The Company also announced that Teletrax has signed its sixth television syndicator to a multi-year contract to provide video tracking and online reporting of actual broadcast usage of TV show promotions. Other previously-disclosed long-term contracts with syndicated programmers include Buena Vista Television, ABC Television Network, Tribune Entertainment, and NBC Universal Domestic Television. In addition, other leading entertainment, news, and media companies that have contracted with Teletrax to track broadcast video content include The NBC Agency, the BBC, NBC News Channel, Reuters Television, and Australian-based Media Review International. Several companies are also participating in active trials of the Teletrax service.

About Medialink:

Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming, press release newswire distribution, and photography production and digital distribution. Through its subsidiary, Teletrax™, Medialink also provides global television tracking and media asset management services to help clients determine return on investment from their programming and advertising efforts. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London. For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

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With the exception of the historical information contained in the release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.